                                                                    EXHIBIT 23.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     The undersigned, pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, hereby consents to being named as a person about to become a Director of RightCHOICE Managed Care, Inc., a Delaware corporation ("RIT"), in the Prospectus which forms a part of the Registration Statement on Form S-1 of RIT to be filed by RIT with the Securities and Exchange Commission in connection with the offering by RIT of shares of its common stock and the offering by The Missouri Foundation For Health of shares of RIT's common stock.



                                        /s/  SANDRA A. VAN TREASE
                                        ---------------------------------------
                                             Sandra A. Van Trease


Dated: March 23, 2001

                                                                    EXHIBIT 23.3

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     The undersigned, pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, hereby consents to being named as a person about to become a Director of RightCHOICE Managed Care, Inc., a Delaware corporation ("RIT"), in the Prospectus which forms a part of the Registration Statement on Form S-1 of RIT to be filed by RIT with the Securities and Exchange Commission in connection with the offering by RIT of shares of its common stock and the offering by The Missouri Foundation For Health of shares of RIT's common stock.



                                        /s/  ROBERT J. KELLEY
                                        ---------------------------------------
                                             Robert J. Kelley


Dated: March 23, 2001